Exhibit 10.1

THE HANOVER INSURANCE GROUP, INC.

RESTRICTED STOCK UNIT AGREEMENT – DIRECTORS

This Restricted Stock Unit Agreement (the “Agreement”) is effective as of <GRANT DATE> (the “Grant Date”) by and between The Hanover Insurance Group, Inc., a Delaware corporation (the “Company”), and <PARTICIPANT NAME>, a member of the Board of Directors of the Company (“Participant” or “you”). Capitalized terms used without definition herein shall have the meanings set forth in The Hanover Insurance Group 2022 Long-Term Incentive Plan (as it may be amended from time to time, the “Plan”).

PREAMBLE

WHEREAS, pursuant and subject to the terms of the Plan and this Agreement, the Administrator has agreed to grant to Participant an Award of Restricted Stock Units (the “RSUs”).

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
RSUs. The Administrator hereby grants to Participant <NUMBER OF RSUS> RSUs, each RSU representing the right to receive one share of Stock upon and subject to the restrictions, terms and conditions set forth below. The Stock issued upon vesting of the RSUs, if any, shall be referred to hereinafter as the “Shares”.

2.
Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs shall vest in full on the earlier of (i) the first anniversary of the Grant Date and (ii) the date of the Company’s next annual meeting of shareholders following the Grant Date (the “Vesting Date”); provided that Participant has been a member of the Company’s Board of Directors throughout the period from the Grant Date until the Vesting Date. In the event the Vesting Date falls on a day that is not a business day (i.e., a weekend day or holiday on which banks are not generally open in the Commonwealth of Massachusetts), the Vesting Date shall be the next following day that is a business day. Notwithstanding the foregoing, in the event a Change in Control (whether or not it is a Covered Transaction) that is a “change in control event” within the meaning of Section 409A occurs prior to the Vesting Date, the RSUs, unless earlier terminated, forfeited, relinquished or expired, shall automatically vest in full on the date of such Change in Control. Additionally, notwithstanding any language contained herein to the contrary, the Administrator may elect, in its sole discretion, to accelerate the vesting of all or any portion of the RSUs prior to the Vesting Date.

3.
Termination. In the event Participant ceases to be a member of the Board prior to the Vesting Date, any then unvested RSUs shall be automatically cancelled and forfeited and shall be returned to the Company for no consideration; provided, however, that in the event of Participant’s death or Disability while serving as a member of the Board, the RSUs shall automatically vest in full on the date of such death or Disability, as applicable.

4.
Dividend Equivalents; Voting Rights. In the event that a cash dividend is paid with respect to shares of Stock prior to the Vesting Date (or such earlier or later date that the RSUs are settled hereunder), on the payment date of any such cash dividend the number of RSUs held by Participant shall be increased by that number of RSUs which is equal to (i) the number of outstanding RSUs then held by Participant on the record date of the cash dividend multiplied by (ii) the amount of the cash dividend divided by (iii) the Fair Market Value of a share of Stock on the date the dividend is paid. Any RSUs that are credited to Participant under this Section 4 shall be treated in the same manner as the RSUs granted under Section 1 of this Agreement and shall only vest and be settled to the extent they vest in accordance with this Agreement and otherwise satisfy the requirements under this Agreement. Upon vesting (or such earlier or later date that the RSUs are settled hereunder), any fractional Shares shall be rounded up such that only whole Shares are issued. Notwithstanding any of the foregoing, this Award shall not be interpreted to bestow upon Participant any equity interest or ownership in the Company prior to the date on which the Company delivers Shares and Participant shall not be entitled to any dividends (or, except as provided above, dividend equivalency rights) in respect of the RSUs or have any voting rights until and to the extent the RSUs vest and Shares are delivered in settlement of the RSUs.

5.
Delivery of Shares and Payment of Dividend Equivalents. Except as otherwise properly elected by Participant pursuant to a timely and valid deferral election form submitted under the Company’s Amended and Restated Non-Employee Director Deferral Plan, the Company shall deliver Shares in respect of vested RSUs and any amounts credited in respect of dividend equivalents under Section 4 of this Agreement to Participant (or, in the event of Participant’s death, to Participant’s estate or beneficiary) on or as soon as reasonably practicable, but in no event more than 60 days, following the earliest of (i) the Vesting Date, (ii) the date of Participant’s death, (iii) the date of Participant’s Disability, or (iv) the consummation of a Change in Control that is a “change in control event” within the meaning of Section 409A.

6.
Notices. Notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Human Resources Department or such other party as designated by the Company or mailed to its principal office and, if to Participant, shall be delivered personally or mailed to Participant at his or her address on the records of the Company.

7.
Successors. The provisions of this Agreement will benefit and will be binding upon the permitted assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. However, the RSUs and any dividend equivalents are non-assignable, except as may be permitted by the Plan.

8.
Interpretation. The terms of the RSUs are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

9.
Facsimile and Electronic Signature. The parties may execute this Agreement by means of a facsimile or electronic signature.

10.
Entire Agreement; Counterparts. This Agreement and the Plan contain the entire understanding between the parties concerning the subject contained in this Agreement. Except for the Agreement and the Plan, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

11.
Further Assurances. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

12.
Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

13.
Construction. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes. The Administrator shall have full discretion to interpret and administer this Agreement. Any actions or decisions by the Administrator in connection with this Agreement shall be conclusive and binding upon Participant.

14.
No Effect on Service. Nothing contained in this Agreement shall be deemed to create any obligation on the part of the Board to nominate Participant for reelection as a member of the Board by the Company’s stockholders or give Participant any right to continue to serve as a director of the Company or interfere with the right of the Company or the Board to terminate the service of Participant.

15.
Taxes. Participant shall be solely responsible for satisfying and paying all taxes arising from or due in connection with the grant, vesting and/or settlement of the RSUs, and the Company shall have no liability or obligation related to the foregoing.

16.
Waiver of Jury Trial. By accepting this Award under the Plan, to the maximum extent permitted by law, Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under (a) the Plan, (b) any Award, or (c) any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection with any of the foregoing, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury.

17.
Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the RSUs (in whole or in part) at any time if Participant is not in compliance with all applicable provisions of this Agreement and the Plan, or if Participant breaches any agreement with the Company, including with respect to the Code of Conduct or other policies of the Company.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Grant Date.

THE HANOVER INSURANCE GROUP, INC.

By:

Name: Denise Lowsley

Title: EVP & CHRO

<PARTICIPANT NAME>